CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 024-10363 of Steuben Trust Corporation on Post Qualification Amendment No. 5 to Form 1-A, of our report dated February 5, 2016, on the consolidated financial statements of Steuben Trust Corporation.

 /s/ Crowe Horwath

Crowe Horwath LLP

Livingston, New Jersey

March 22, 2016